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FOR IMMEDIATE RELEASE
February 26, 2019
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS
FOURTH QUARTER AND FISCAL YEAR 2018 RESULTS

•	GAAP 2018 EPS of $3.45 exceeded Company guidance

•
GAAP earnings totaled $3.45 per share (diluted)** in 2018 compared to $3.55 per share in 2017. The 2017 earnings included the one-time positive impact of $0.87 per share for the United States Tax Cuts and Jobs Act ("TCJA")

•	Adjusted (non-GAAP) earnings increased to $3.31 per share in 2018 from $2.89 in 2017

•	Recently constructed pipeline projects generated $12.9 million in gross margin* in 2018 and are expected to generate $23.6 million in annual gross margin going forward

•	Key regulatory initiatives as well as ongoing infrastructure improvement programs contributed $8.6 million of incremental gross margin in 2018

•	Growth in the propane operations and Aspire Energy of Ohio LLC ("Aspire Energy") added $3.1 million of gross margin in 2018

•	$9.6 million was passed on as savings to regulated energy customers as a result of lower federal income taxes from TCJA

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the year and the fourth quarter ended December 31, 2018.
Reported net income for 2018 was $56.6 million, or $3.45 per share compared to $58.1 million, or $3.55 per share for 2017. Adjusted 2018 net income increased to $54.3 million, or $3.31 per share, from $47.3 million, or $2.89 per share in 2017. Continued growth across the Company’s businesses, key regulatory initiatives and colder weather were the most significant contributors to higher earnings in 2018.

Fourth quarter 2018 GAAP net income was $17.8 million, or $1.08 per share compared to $26.1 million, or $1.59 per share in 2017. Adjusted fourth quarter 2018 net income increased to $18.2 million, or $1.10 per share, from $15.3 million, or $0.93 per share in 2017. Higher 2018 fourth quarter adjusted earnings reflect continued growth across the Company's businesses. A detailed discussion of operating results begins on page 3.

“Just two short months ago, I was appointed President and CEO of this very special company. I continue to be energized by everything I see, including the results discussed herein, our employees which drive our success, our commitment to providing safe, clean, reliable energy services to existing and new communities, and other potential growth opportunities,” stated Jeffry M. Householder, President and Chief Executive Officer. “2018 was another remarkable year by any measure. 2018 EPS exceeded our guidance of 17 percent growth over 2017 adjusted earnings. Earnings were driven by our highest ever increase in gross margin, which reflected strong growth across our regulated and unregulated energy businesses. Given the opportunities in our existing businesses and ongoing projects and initiatives, we are well positioned for future growth. It is an exciting time to lead this Company forward,” Mr. Householder added.

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Significant Items Impacting Earnings
Results for the year and fourth quarter of 2018 and 2017 were impacted by the following significant items:

For the year ended December 31,	2018		2017
(in thousands, except per share data)	Net Income	EPS	Net Income	EPS
Reported (GAAP) Earnings	$56,580	$3.45	$58,124	$3.55
Unrealized mark-to-market ("MTM") activity	(3,706)	(0.23)	3,499	0.21
One-time impact from TCJA associated with deferred tax liability revaluation	—	—	(14,299)	(0.87)
Non-recurring separation expenses associated with a former executive	1,421	0.09	—	—
Adjusted (Non-GAAP) Earnings*	$54,295	$3.31	$47,324	$2.89

For the period ended December 31,	Fourth Quarter 2018		Fourth Quarter 2017
(in thousands, except per share data)	Net Income	EPS	Net Income	EPS
Reported (GAAP) Earnings	$17,801	$1.08	$26,101	$1.59
Unrealized MTM activity	401	0.02	3,467	0.21
One-time impact from TCJA associated with deferred tax liability revaluation	—	—	(14,299)	(0.87)
Adjusted (Non-GAAP) Earnings	$18,202	$1.10	$15,269	$0.93

The Company’s reported EPS was $3.45 for 2018 compared to $3.55 in 2017. 2018 adjusted (non-GAAP) EPS totaled $3.31, representing 14.5 percent growth over 2017 adjusted (non-GAAP) EPS of $2.89. Fourth quarter 2018 adjusted (non-GAAP) EPS of $1.10 reflects growth of 18.3 percent over fourth quarter adjusted (non-GAAP) EPS of $0.93 in 2017.

Hurricane Michael Update
In October 2018, Hurricane Michael passed through Florida Public Utilities Company's (“FPU”) electric distribution operation's service territory in Northwest Florida. The hurricane caused widespread and severe damage to FPU's infrastructure resulting in 100 percent of its customers losing electrical service. FPU has restored service to those customers who were able to accept power following Hurricane Michael after a significant hurricane restoration effort. In conjunction with restoring these services, FPU expended over $60 million to restore service, which has been recorded as new plant and equipment or charged against FPU’s accumulated depreciation and storm reserve. The Company has begun preparing the necessary regulatory filings to seek recovery for the costs incurred, including replenishment of the Company's storm reserve. In conjunction with the hurricane-related expenditures, the Company executed two 13-month unsecured term loans as temporary financing, each in the amount of $30 million. The interest cost associated with these loans is LIBOR plus 75 basis points. One of the term loans was executed in December of 2018 and the other was executed on January 31, 2019. The storm did not have a material impact on the Company’s financial results in 2018 as services were restored to a majority of its customers, and is not expected to have a significant impact going forward as the Company will be seeking recovery of the storm costs through rates.

*This press release includes references to non-Generally Accepted Accounting Principles ("GAAP") financial measures, including gross margin, adjusted earnings and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

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The Company calculates "gross margin" by deducting the cost of sales from operating revenues. Cost of sales includes the purchased fuel cost for natural gas, electricity and propane, and the cost of labor spent on direct revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner. Gross margin should not be considered an alternative to operating income or net income, both of which are determined in accordance with GAAP. The Company believes that gross margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under its allowed rates for regulated operations and under its competitive pricing structures for unregulated businesses. The Company's management uses gross margin in measuring its business units' performance. This press release also includes gross margin that excludes the impact of unusual items, such as the pass-through to customers of lower federal income taxes resulting from TCJA. The Company calculates "adjusted earnings” by adjusting reported (GAAP) earnings to exclude the impact of certain significant non-cash items, including the impact of realized MTM gains (losses), and one-time charges, such as severance charges. "Adjusted EPS” is calculated by dividing adjusted earnings by the weighted average common shares outstanding.
**Unless otherwise noted, earnings per share information is presented on a diluted basis.
Operating Results for the Years Ended December 31, 2018 and 2017

Consolidated Results

	Year Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$316,310	$279,669	$36,641	13.1%
Pass-through of lower taxes to regulated energy customers	(9,562)	—	(9,562)	N/A
Gross margin	306,748	279,669	27,079	9.7%
Depreciation, amortization and property taxes	56,948	51,782	5,166	10.0%
Non-recurring executive separation expenses	1,548	—	1,548	N/A
Other operating expenses	153,632	140,467	13,165	9.4%
Operating income	$94,620	$87,420	$7,200	8.2%

Operating income, for the year ended December 31, 2018, increased by $7.2 million, or 8.2 percent, compared to the same period in 2017. This increase was driven by a $27.1 million, or 9.7 percent, increase in gross margin, which is net of $9.6 million of estimated customer refunds for lower taxes associated with the TCJA. The increased margin was partially offset by a $5.2 million increase in depreciation, amortization and property taxes and a $13.2 million increase in other operating expenses. The pass-through of lower taxes to customers is completely offset by an equivalent reduction in income tax expenses for the Regulated Energy segment. Excluding the estimated pass-through of lower taxes to customers, gross margin and operating income increased by $36.6 million (13.1 percent) and $16.8 million (19.2 percent), respectively.

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Regulated Energy Segment

	Year Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$233,015	$207,541	$25,474	12.3%
Pass-through of lower taxes to regulated energy customers	(9,562)	—	(9,562)	N/A
Gross margin	223,453	207,541	15,912	7.7%
Depreciation, amortization and property taxes	46,523	42,337	4,186	9.9%
Other operating expenses	97,715	90,620	7,095	7.8%
Operating income	$79,215	$74,584	$4,631	6.2%
Operating income for the Regulated Energy segment increased by $4.6 million, or 6.2 percent, for the year ended December 31, 2018 compared to the same period in 2017. This increase was driven by a $25.5 million increase in gross margin before the impact of the TCJA, which was partially offset by $4.2 million in higher depreciation and $7.1 million in other operating expenses associated with gross margin growth. Excluding the estimated pass-through of lower taxes to customers, operating income increased by $14.2 million, or 19.0 percent.
The key components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Eastern Shore*and Peninsula Pipeline** service expansions	$9,709
Natural gas growth (excluding service expansions)	5,911
Implementation of Eastern Shore settled rates	5,803
Colder weather	1,788
Florida electric reliability/modernization program	1,516
Florida Gas Reliability and Infrastructure Program ("GRIP")	1,277
Other	(530)
Total	25,474
Less: Pass-through of lower taxes to regulated energy customers***	(9,562)
Year-over-year increase in gross margin	$15,912
*Eastern Shore Natural Gas Company, the Company's interstate natural gas transmission subsidiary
**Peninsula Pipeline Company, Inc., the Company's Florida intrastate pipeline subsidiary
***As a result of the TCJA and in compliance with directives by federal and state regulatory commissions, the Company reserved or refunded an estimated $9.6 million during 2018. In some jurisdictions, refunds have been made to customers, while in other jurisdictions, the Company has established reserves until agreements are approved and permanent changes are made to customer rates. The reserves and lower customer rates are equal to the estimated reduction in federal income taxes due to the TCJA and have no material impact on after-tax earnings from the Regulated Energy segment.

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The major components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Depreciation, amortization and property taxes associated with recent capital investments	$4,186
Payroll expense (increased staffing and annual salary increases)	2,426
Outside services to support growth	2,182
Facilities costs to support growth and maintenance costs to maintain system integrity	1,661
Other operating expenses, including vehicle, other taxes and credit collections due to growth and timing of collections	869
Incentive compensation costs (based on actual results compared to targets and timing of accruals)	(737)
Regulatory expenses due to fewer proceedings in 2018	(661)
Other employee-related expenses	514
Early termination of facility lease due to consolidation of operations facilities	323
Cumulative change in other expenses	518
Year-over-year increase in other operating expenses	$11,281

Unregulated Energy Segment

	Year Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$83,798	$72,572	$11,226	15.5%
Depreciation, amortization and property taxes	10,282	9,287	995	10.7%
Other operating expenses	56,615	50,654	5,961	11.8%
Operating income	$16,901	$12,631	$4,270	33.8%

Given the impact of MTM activity and increased infrastructure and risk management system costs, Peninsula Energy Services Company, Inc. ("PESCO")’s results continue to be reported separate from the rest of the Unregulated Energy segment:

Unregulated Energy Segment, excluding PESCO

	Year Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$77,197	$70,360	$6,837	9.7%
Depreciation, amortization and property taxes	9,678	9,081	597	6.6%
Other operating expenses	49,197	45,504	3,693	8.1%
Operating income	$18,322	$15,775	$2,547	16.1%

Operating income for the Unregulated Energy segment, excluding PESCO, increased by $2.5 million in 2018 compared to 2017. Gross margin increased by $6.8 million, or 9.7 percent, due primarily to higher performance from the propane operations and at Aspire Energy, as well as more normal weather. Other operating expenses increased by $3.7 million, and depreciation, amortization and property taxes increased by $597,000 as a result of the margin growth.

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The major components of the increase in gross margin (excluding PESCO results) are shown below:

(in thousands)	Margin Impact
Propane Operations
Customer growth, increased sales volumes (non-weather related) and other factors	$2,947
Additional customer consumption from colder weather	2,241
Decreased margins per gallon in certain customer classes	(977)
Service, appliances and other fees	404
Higher wholesale propane margins and sales	287
Aspire Energy
Higher customer consumption from colder weather	1,017
Increase in rates effective on various dates in 2018	602
Other	316
Year-over-year increase in gross margin	$6,837
The key components of the increase in other operating expenses (excluding PESCO expenses) are as follows:

(in thousands)	Other Operating Expenses
Payroll expense (increased staffing and annual salary increases)	$1,923
Facilities and maintenance costs to support growth and on-going compliance activities	953
Depreciation, amortization and property taxes associated with recent capital investments	597
Other employee-related costs	586
Cumulative change in other expenses	231
Year-over-year increase in other operating expenses	$4,290
PESCO

	Year Ended December 31,
(in thousands)	2018	2017	Change
Gross margin	$6,601	$2,212	$4,389
Depreciation, amortization and property taxes	604	206	398
Other operating expenses	7,418	5,150	2,268
Operating loss	$(1,421)	$(3,144)	$1,723

PESCO's operating results in 2018 improved by $1.7 million compared to 2017 due primarily to MTM gains recorded in 2018 compared to MTM losses recorded in 2017, partially offset by the extraordinary costs of meeting demand requirements in the Mid-Atlantic region during the first quarter associated with the 2018 Bomb Cyclone, capacity constraints and other market conditions. PESCO's other operating expenses increased by $2.3 million compared to the same period in 2017, reflecting increased staffing, infrastructure and risk management systems to support PESCO's growth. See a more detailed discussion later in the press release (page 19) and in the Company's 2018 Annual Report on Form 10-K.

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Operating Results for the Quarters Ended December 31, 2018 and 2017

Consolidated Results

	Three Months Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$87,051	$75,020	$12,031	16.0%
Pass-through of lower taxes to regulated energy customers	(1,981)	—	(1,981)	N/A
Gross margin	85,070	75,020	10,050	13.4%
Depreciation, amortization and property taxes	14,799	13,367	1,432	10.7%
Other operating expenses	41,341	38,025	3,316	8.7%
Operating income	$28,930	$23,628	$5,302	22.4%
Operating income during the fourth quarter of 2018 increased by $5.3 million, or 22.4 percent, compared to the same period in 2017. Pass-through of lower taxes to regulated energy customers, as a result of the TCJA, reduced margin and operating income by approximately $2.0 million, and were offset by an equal reduction in income taxes. Gross margin before the effect of the TCJA increased by $12.0 million, or 16.0 percent, and operating income increased by $7.3 million, or 30.8 percent. Depreciation expense increased by $1.4 million, and other operating expenses increased by $3.3 million, reflecting increased investment and costs to support growth.

Regulated Energy Segment

	Three Months Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$62,509	$56,394	$6,115	10.8%
Pass-through of lower taxes to regulated energy customers	(1,981)	—	(1,981)	N/A
Gross margin	60,528	56,394	4,134	7.3%
Depreciation, amortization and property taxes	12,121	10,926	1,195	10.9%
Other operating expenses	26,122	23,888	2,234	9.4%
Operating income	$22,285	$21,580	$705	3.3%
Operating income for the Regulated Energy segment increased by $705,000, or 3.3 percent, in the fourth quarter of 2018 compared to the same period in 2017. This increase was driven by a $4.1 million increase in gross margin, offset by $3.4 million in higher depreciation and other operating expenses associated with the margin growth. Fourth quarter gross margin and operating income were also impacted by customer refunds of $2.0 million, due to the pass-through of lower taxes to regulated energy customers as a result of the TCJA. The decrease in gross margin and operating income from the customer refunds was completely offset by an equal reduction in income tax expense. Excluding the estimated pass-through to customers of lower taxes, operating income increased by $2.7 million, or 12.4 percent. This increase in operating income reflects continued growth in the natural gas distribution operations and expansions at Peninsula Pipeline and Eastern Shore, as shown in the table that follows.

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The key components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Eastern Shore and Peninsula Pipeline service expansions	$3,743
Natural gas growth (excluding service expansions)	1,566
Florida GRIP	346
Florida electric reliability/modernization program	285
Other	175
Total	6,115
Less: Pass-through to regulated energy customers of lower taxes resulting from TCJA*	(1,981)
Quarter-over-quarter increase in gross margin	$4,134
*As a result of the TCJA and in compliance with directives by federal and state regulatory commissions, the Company reserved or refunded an estimated $2.0 million during the fourth quarter of 2018. In some jurisdictions, refunds have been made to customers, while in other jurisdictions, the Company has established reserves until final agreements are approved and permanent changes are made to customer rates. The reserves and lower customer rates are equal to the estimated reduction in federal income taxes due to the TCJA and have no material impact on after-tax earnings from the Regulated Energy segment.

The major components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Outside services to support growth	$2,150
Depreciation, amortization and property taxes associated with recent capital projects	1,195
Incentive compensation costs (based on actual results compared to targets and timing of accruals)	(1,140)
Payroll expense (increased staffing and annual salary increases)	571
Other employee-related expenses	207
Cumulative change in other expenses	446
Quarter-over-quarter increase in other operating expenses	$3,429
Unregulated Energy Segment

	Three Months Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$24,649	$18,745	$5,904	31.5%
Depreciation, amortization and property taxes	2,645	2,403	242	10.1%
Other operating expenses	15,344	14,337	1,007	7.0%
Operating income	$6,660	$2,005	$4,655	232.2%

As with full year results, PESCO’s quarterly results are shown separate from the rest of the Unregulated Energy Segment.

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Unregulated Energy Segment, excluding PESCO

	Three Months Ended December 31,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$22,560	$22,282	$278	1.2%
Depreciation, amortization and property taxes	2,497	2,308	189	8.2%
Other operating expenses	13,203	12,641	562	4.4%
Operating income	$6,860	$7,333	$(473)	(6.5)%

Operating income for the Unregulated Energy segment, excluding PESCO, decreased by $473,000 for the three months ended December 31, 2018, compared to the same period in 2017. The decrease in operating income reflects a $278,000 increase in gross margin, offset by $562,000 in higher other operating expenses.
The major components of the increase in gross margin, excluding PESCO results, are shown below:

(in thousands)	Margin Impact
Unregulated Energy customer growth	$1,348
Propane operations - decreased retail margins per gallon for certain customer classes	(500)
Warmer weather in the Mid-Atlantic	(475)
Other	(95)
Quarter-over-quarter increase in gross margin	$278
Other operating expenses were higher as a result of additional personnel, and outside services to support growth in these businesses, offset by lower incentive compensation costs as a result of actual results relative to pre-established targets and the timing of associated accruals.
The major components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Outside services and facilities maintenance costs	$674
Incentive compensation costs (based on period-over-period results compared to targets and the timing of accruals)	(643)
Payroll expense (increased staffing and annual salary increases)	495
Cumulative change in other expenses	36
Quarter-over-quarter increase in other operating expenses	$562

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PESCO

	Three Months Ended December 31,
(in thousands)	2018	2017	Change
Gross margin	$2,089	$(3,537)	$5,626
Depreciation, amortization and property taxes	148	95	53
Other operating expenses	2,141	1,696	445
Operating loss	$(200)	$(5,328)	$5,128

For the three months ended December 31, 2018, PESCO's gross margin improved by $5.6 million, compared to the same period in 2017, due primarily to the absence of the unrealized MTM loss recorded in the fourth quarter of 2017. PESCO's operating expenses increased by $498,000, compared to the same period in 2017, reflecting increased planned expenses for staff, infrastructure and risk management systems to keep pace with growth. A more detailed discussion of PESCO's results for the fourth quarters of 2018 and 2017 is provided later in this release (page 19) and in the Company's 2018 Annual Report on Form 10-K.
Safe Harbor for Forward-Looking Statements
The Company makes statements in this Press Release that does not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. One can typically identify forward-looking statements by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent the Company's intentions, plans, expectations, assumptions and beliefs about future financial performance, business strategy, projected plans and objectives of the Company. Forward-looking statements speak only as of the date they are made or as of the date indicated and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. These statements are subject to many risks and uncertainties. In addition to the risk factors described under Item 1A, Risk Factors, in the Company's 2018 Annual Report on Form 10-K, the following important factors, among others, could cause actual future results to differ materially from those expressed in the forward-looking statements:

•
state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

•
the outcomes of regulatory, environmental and legal matters, including whether pending matters are resolved within current estimates and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of significant changes to current tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	possible increased federal, state and local regulation of the safety of our operations;

•
the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control ) on demand for electricity, natural gas, propane or other fuels;

•	risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems;

•	the weather and other natural phenomena, including the economic, operational and other effects of hurricanes, ice storms and other damaging weather events;

•	customers' preferred energy sources;

•	industrial, commercial and residential growth or contraction in our markets or service territories;

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•	the effect of competition on our businesses;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward and future market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to transmission systems, establishing and maintaining key supply sources; and expanding natural gas and electric markets;

•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•
the ability to successfully execute, manage and integrate a merger, acquisition or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition or divestiture;

•
the impact on our costs and funding obligations, under our pension and other post-retirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train and retain appropriately qualified personnel; and

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies.

Conference Call
Chesapeake Utilities Corporation will host a conference call on March 1, 2019 at 10:30 a.m. Eastern Time to discuss the Company’s financial results for the year and quarter ended December 31, 2018. To participate in this call, dial 855.801.6270 and reference Chesapeake Utilities' 2018 Financial Results Conference Call. To access the replay recording of this call, please visit the Company’s website at CPK Earnings Results or download the replay on your mobile device by accessing the Audiocast section of the Company's Investor Relations App.
About Chesapeake Utilities Corporation
Chesapeake Utilities is a diversified energy company engaged in natural gas distribution, transmission, gathering and processing, and marketing; electricity generation and distribution; propane gas operations; and other businesses. Information about Chesapeake Utilities and its family of businesses is available at http://www.chpk.com or through its Investor Relations App.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, and Assistant Corporate Secretary
302.734.6799

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Financial Summary
(in thousands, except per-share data)

	Year Ended		Fourth Quarter
For the Periods Ended December 31,	2018	2017	2018	2017
Gross Margin
Regulated Energy	$223,453	$207,541	$60,528	$56,394
Unregulated Energy	83,798	72,572	24,649	18,745
Other businesses and eliminations	(503)	(444)	(107)	(119)
Total Gross Margin	$306,748	$279,669	$85,070	$75,020

Operating Income
Regulated Energy	$79,215	$74,584	$22,285	$21,580
Unregulated Energy	16,901	12,631	6,660	2,005
Other businesses and eliminations	(1,496)	205	(15)	43
Total Operating Income	$94,620	$87,420	$28,930	$23,628

Other expense, net	(615)	(2,342)	(410)	(486)
Interest charges	16,431	12,645	4,456	3,513
Income taxes	20,994	14,309	6,263	(6,472)
Net Income	$56,580	$58,124	$17,801	$26,101

Earnings Per Share of Common Stock
Basic	$3.46	$3.56	$1.09	$1.60
Diluted	$3.45	$3.55	$1.08	$1.59

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Financial Summary Highlights
Key variances for the year ended December 31, 2018 included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Year ended December 31, 2017 Reported Results	$72,433	$58,124	$3.55
Adjusting for unusual items:
Absence of the 2017 deferred tax revaluation benefit associated with the TCJA	—	(14,299)	(0.87)
Net impact of PESCO's MTM activity	10,423	7,602	0.46
One-time separation expenses associated with a former executive	(1,548)	(1,421)	(0.09)
Absence of Xeron expenses, including 2017 wind-down expenses	829	605	0.04
	9,704	(7,513)	(0.46)
Increased (Decreased) Gross Margins:
Eastern Shore and Peninsula Pipeline service expansions*	9,709	7,082	0.43
Pass-through of lower taxes to regulated energy customers(1)	(9,562)	(6,975)	(0.42)
Natural gas growth (excluding service expansions)	5,911	4,311	0.26
Implementation of Eastern Shore settled rates*(2)	5,803	4,233	0.26
Impact on PESCO from Bomb Cyclone and pipeline capacity constraints	(5,545)	(4,044)	(0.25)
Colder weather	5,046	3,680	0.22
Unregulated Energy growth, excluding PESCO	3,140	2,290	0.14
Florida electric reliability/modernization program*	1,516	1,106	0.07
Florida GRIP*	1,277	932	0.06
Other margin for PESCO operations (net)	(489)	(357)	(0.02)
	16,806	12,258	0.75
Decreased (Increased) Other Operating Expenses(3):
Depreciation, asset removal and property taxes	(4,779)	(3,486)	(0.21)
Payroll expense (increased staffing and annual salary increases)	(4,349)	(3,172)	(0.19)
Facilities maintenance costs	(2,687)	(1,960)	(0.12)
Operating expenses to increase staffing, infrastructure and risk management systems necessary to support growth for PESCO(3)	(2,665)	(1,944)	(0.12)
Outside services	(2,182)	(1,592)	(0.10)
Vehicle, other taxes and credit collections	(1,551)	(1,131)	(0.07)
Other employee-related expenses	(1,100)	(802)	(0.05)
Incentive compensation costs	734	535	0.03
Outside regulatory costs and early termination of facility lease due to consolidation of operations facilities	238	173	0.01
	(18,341)	(13,379)	(0.82)
Interest charges	(3,786)	(2,762)	(0.17)
Income taxes - Regulated Energy (1)	—	6,975	0.42
Other income tax effects - primarily the impact of income rate tax changes on Unregulated businesses	—	2,323	0.14
Net Other changes	758	554	0.04
Year ended December 31, 2018 Reported Results	$77,574	$56,580	$3.45
(1) "Pass-through of lower taxes to regulated customers" represents the amounts that have already been refunded to customers or reserves established for future refunds and/or reduced rates to customers in 2018 as a result of lower taxes due to the TCJA. Refunds made to customers are offset by the corresponding decrease in federal income tax expense and are expected to have no negative impact on net income.
(2) Excluding amounts refunded to customers associated with the TCJA, which are broken out separately and discussed in footnote 1.
(3) As a result of increased staffing, infrastructure and risk management systems to support growth for PESCO, operating expenses for PESCO are presented separately.
* See the Major Projects and Initiatives table later in this press release.

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Key variances for the quarter ended December 31, 2018 included:

(in thousands, except per share)	Pre-tax Income	Net Income	Earnings Per Share
Fourth Quarter 2017 Reported Results	$19,629	$26,101	$1.59
Adjusting for unusual items:
Absence of the Q4 2017 Unregulated Energy tax benefit associated with TCJA	—	(14,299)	(0.87)
Net impact of PESCO's MTM activity	5,216	3,859	0.23
	5,216	(10,440)	(0.64)
Increased (Decreased) Gross Margins:
Eastern Shore and Peninsula Pipeline service expansions*	3,743	2,769	0.17
Pass-through of lower taxes to regulated energy customers(1)	(1,981)	(1,465)	(0.09)
Natural gas growth (excluding service expansions)	1,566	1,158	0.07
Unregulated energy growth, excluding PESCO	1,329	983	0.06
Implementation of Eastern Shore settled rates*(2)	(641)	(474)	(0.03)
Lower retail propane margins per gallon in certain customer classes	(500)	(370)	(0.02)
Warmer weather	(351)	(260)	(0.02)
Other margin for PESCO operations (net)	409	303	0.02
Florida GRIP*	346	256	0.02
Florida electric reliability/modernization program*	285	211	0.01
	4,205	3,111	0.19
(Increased) Decreased Other Operating Expenses(3):
Outside services and facilities maintenance costs	(2,898)	(2,143)	(0.13)
Incentive compensation costs (based on period-over-period results)	1,783	1,319	0.08
Depreciation, asset removal and property taxes	(1,379)	(1,020)	(0.06)
Payroll expense (increased staffing and annual salary increases)	(1,065)	(788)	(0.05)
Operating expenses to increase staffing, infrastructure and risk management systems necessary to support growth for PESCO(3)	(498)	(368)	(0.02)
Other employee-related expenses	(351)	(259)	(0.02)
	(4,408)	(3,259)	(0.20)
Interest Charges	(943)	(698)	(0.04)
Income taxes - Regulated Energy (1)	—	1,465	0.09
Other income tax effects	—	1,253	0.08
Net Other Changes	365	268	0.01
Fourth Quarter 2018 Reported Results	$24,064	$17,801	$1.08

(1) "Pass-through of lower taxes to regulated customers" represents the amounts that have already been refunded to customers or reserves established for future refunds and/or reduced rates to customers in the fourth quarter of 2018 as a result of lower taxes due to the TCJA. Refunds made to customers are offset by the corresponding decrease in federal income taxes and are expected to have no net impact on net income.
(2) Excluding amounts refunded to customers associated with the TCJA, which are broken out separately and discussed in footnote 1.
(3) As a result of increased staffing, infrastructure and risk management systems to support growth for PESCO, operating expenses for PESCO are presented separately.
* See the Major Projects and Initiatives table later in this press release.

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15-15-15-15

The following information highlights certain key factors contributing to the Company’s results for the year and quarter ended December 31, 2018:

Recently Completed and Ongoing Major Projects and Initiatives
The Company constantly seeks and develops additional projects and initiatives to provide solutions for our customers and further increase shareholder value. The following represent the major projects and initiatives recently completed and currently underway. In the future, the Company will add new projects to this table when such projects are initiated.

	Gross Margin for the Period
	Year Ended December 31,		Three Months Ended December 31,		Estimate for Fiscal
Project / Initiative	2018	2017	2018	2017	2019
(in thousands)
Florida GRIP	$14,731	$13,454	$3,798	$3,452	$16,276
Eastern Shore Rate Case (1)	9,496	3,693	2,687	2,673	9,800
Florida Electric Reliability/Modernization Pilot Program (1)	1,610	94	379	94	1,558
New Smyrna Beach, Florida(1)	1,409	235	352	235	1,409
2017 Eastern Shore System Expansion - including interim services (1)	8,015	483	3,577	483	15,709
Northwest Florida Expansion(1)	3,485	—	1,307	—	6,500
Western Palm Beach County, Florida Expansion(1)	54	—	54	—	1,250
Marlin Gas Services	110	—	110	—	4,475
Ohl propane acquisition (rolled into Sharp)	—	—	—	—	1,200
Total	$38,910	$17,959	$12,264	$6,937	$58,177
(1) Gross margin amounts included in this table have not been adjusted to reflect the impact of the TCJA. Any TCJA-related refunds and/or rate reductions implemented in the Company's regulated businesses were, or will be, offset by lower federal income taxes due to the TCJA.
Ongoing Growth Initiatives
Florida GRIP
GRIP is a natural gas pipe replacement program approved by the Florida Public Service Commission ("PSC"). Since the program's inception in August 2012, we have invested $127.0 million to replace 268 miles of qualifying distribution mains, including $13.3 million and $10.8 million during 2018 and 2017, respectively. GRIP generated additional gross margin of $1.3 million and $346,000 for the year and quarter ended December 31, 2018, respectively, compared to the same periods in 2017. There are approximately 79 remaining miles of main that will be replaced under this program, at an estimated cost of $35.0 million.

Regulatory Proceedings
Eastern Shore Rate Case
Eastern Shore's rate case settlement agreement became final on April 1, 2018, with settlement rates effective January 1, 2018. The final agreement increases Eastern Shore's annual operating income by $6.6 million, representing an estimated $9.8 million in additional margin from base rates, offset by the pass-through of an estimated $3.2 million in lower federal income tax expense for Eastern Shore resulting from the TCJA. For the year ended December 31, 2018, Eastern Shore recognized incremental gross margin of approximately $5.8 million. As of December 31, 2018, Eastern Shore has provided rate reductions to its

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16-16-16-16

customers totaling approximately $3.3 million as a result of the new rates. Annual margin from the new rates in future years is estimated to be $9.8 million.
Florida Electric Reliability/Modernization Pilot Program
In December 2017, the Florida PSC approved a $1.6 million annualized rate increase effective January 2018, for the recovery of a limited number of investments and costs related to reliability, safety and modernization for our Florida electric distribution system. This increase will continue through at least the last billing cycle of December 2019. For the year and quarter ended December 31, 2018, additional margin of $1.5 million and $285,000, respectively, was generated by this program.
Major Projects and Initiatives Currently Underway
New Smyrna Beach, Florida Project
In the fourth quarter of 2017, we commenced construction of a 14-mile natural gas transmission pipeline to serve current and planned customer growth in the New Smyrna Beach service area. The project was partially placed into service at the end of 2017 and was fully placed into service during the fourth quarter of 2018. For the year and quarter ended December 31, 2018, the project generated incremental gross margin of approximately $1.2 million and $117,000 compared to the same periods in 2017. The project is expected to generate $1.4 million in annual gross margin going forward.
2017 Eastern Shore System Expansion Project
From November 2017 to December 2018, Eastern Shore substantially completed the construction of a system expansion that increased its capacity by 26 percent. The first phase of the project was placed into service in December 2017. For the quarter and year ended December 31, 2018, the project generated $3.1 million and $7.5 million, respectively, of incremental gross margin, including margin from interim services, compared to 2017. The project is expected to produce total annual margin of approximately $15.7 million in 2019, $15.8 million from 2020 through 2022, and $13.2 million thereafter.
Northwest Florida Expansion Project
Peninsula Pipeline completed construction of transmission lines, and the Company's Florida natural gas division completed construction of lateral distribution lines, to serve customers in Northwest Florida. The project was placed into service in May 2018, generating gross margin of $1.3 million and $3.5 million for the quarter and year ended December 31, 2018, respectively, and is expected to generate estimated annual gross margin of $6.5 million thereafter.
Western Palm Beach County, Florida Project
Peninsula Pipeline is constructing transmission lines to bring natural gas to our natural gas distribution system in West Palm Beach, Florida. The first phase of this project was placed into service in December 2018 and generated gross margin of $54,000 for the year and quarter ended December 31, 2018. The Company expects to complete this project in phases through early 2020 and estimates gross margin of $1.3 million for 2019 and annual gross margin of approximately $5.4 million, once the project is fully in service.
Marlin Gas Services
In December 2018, the Company acquired certain operating assets of Marlin Gas Transport, Inc., a supplier of mobile compressed natural gas utility and pipeline solutions, and a new subsidiary was created named Marlin Gas Services. The acquisition will enable us to offer solutions to address customer supply interruption scenarios and tailor other alternatives where pipeline supplies are not available. Results generated in 2018 were immaterial given the date of acquisition. The Company estimates that this acquisition will generate gross margin of approximately $4.5 million in 2019, with potential for additional growth in future years.
Ohl Propane Acquisition
In December 2018, Sharp acquired certain propane customers and operating assets of R. F. Ohl Fuel Oil, Inc. ("Ohl"). Ohl provided propane delivery service to approximately 2,500 residential and commercial customers in Pennsylvania, between two of Sharp's existing districts. The acquired customers and assets have been assimilated into Sharp. Results generated in 2018 were immaterial, given the date of acquisition.

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The Company estimates that this acquisition will generate gross margin of approximately $1.2 million in 2019, with potential for additional growth in future years.

Future Projects not included in the Table above

Del-Mar Energy Pathway Project
In September 2018, Eastern Shore filed for FERC authorization to construct the Del-Mar Energy Pathway project to provide an additional 14,300 Dts/d of capacity to four customers. The benefits of this project include additional natural gas transmission pipeline infrastructure in eastern Sussex County, Delaware, and the initial extension of Eastern Shore’s pipeline system into Somerset County, Maryland. The estimated annual gross margin from this project is $5.1 million. Eastern Shore anticipates that this project would be fully in-service by the third quarter of 2020 contingent upon FERC issuing authorization for the project by August 2019.

Weather and Consumption
The impact of colder temperatures on customer consumption during 2018 contributed $5.0 million in incremental gross margin compared to 2017. While 2018 was colder than 2017, it was still 1.1 percent warmer than normal (average across our service territories). Normal weather during 2018 would have generated $4.0 million in additional gross margin.

For the quarter ended December 31, 2018, warmer weather on the Delmarva Peninsula lowered gross margin by $351,000 compared to the same period in 2017. Normal weather during the fourth quarter would have generated $1.5 million in additional gross margin. The following table summarizes the heating degree-days ('HDD") and cooling degree-days ("CDD") information for the years and quarters ended December 31, 2018 and 2017 and shows variances between actual and “Normal” (10-year average) HDD and CDD for those periods.

HDD and CDD Information

For the Periods Ended December 31,	2018	2017	Variance	Q4 2018	Q4 2017	Variance
Delmarva
Actual HDD	4,251	3,800	451	1,522	1,538	(16)
10-Year Average HDD ("Normal")	4,379	4,374	5	1,533	1,529	4
Variance from Normal	(128)	(574)		(11)	9

Florida
Actual HDD	780	533	247	273	235	38
10-Year Average HDD ("Normal")	800	818	(18)	267	263	4
Variance from Normal	(20)	(285)		6	(28)

Ohio
Actual HDD	5,845	5,126	719	2,138	2,057	81
10-Year Average HDD ("Normal")	5,823	5,914	(91)	2,048	2,048	—
Variance from Normal	22	(788)		90	9

Florida
Actual CDD	3,105	3,013	92	401	407	(6)
10-Year Average CDD ("Normal")	2,889	2,865	24	296	286	10
Variance from Normal	216	148		105	121
Note: The Company continually refines and updates its weather calculations. These refinements may result in the annual impact varying from the aggregate of the quarterly variances previously disclosed.

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18-18-18-18

Natural Gas Distribution Customer and Consumption Growth
Customer growth for the Company's natural gas distribution operations generated $3.9 million and $1.1 million in additional gross margin for the year and quarter ended December 31, 2018, respectively, compared to the same periods in 2017. The additional margin was generated from an increase of approximately 3.3 percent in the average number of residential customers served, growth in volumes delivered to commercial and industrial customers on the Delmarva Peninsula and in Florida, and new service initiated to customers in Northwest Florida.

Higher residential and commercial customer consumption increased gross margin by $2.0 million and $501,000 for the year and quarter ended December 31, 2018, respectively, compared to the same periods in 2017.

(in thousands)	Margin Increase
For the Periods Ended December 31,	2018	Q4 2018
Customer growth:
Residential	$1,604	$433
Commercial and industrial, excluding new service in Northwest Florida	1,322	296
New service in Northwest Florida	987	336
Total customer growth	3,913	1,065
Volume growth:
Residential	655	207
Commercial and industrial	1,522	279
Other - including unbilled revenue	(179)	15
Total volume growth	1,998	501

Total natural gas distribution growth	$5,911	$1,566

Propane Operations
The Company's Florida and Mid-Atlantic propane distribution operations continue to pursue a multi-pronged growth plan, which includes: targeting retail and wholesale customer growth in existing markets, both organically as well as through acquisitions; incremental growth from recent and planned start-ups in new markets; targeting new community gas systems in high growth areas; further build-out of the Company's propane vehicular platform through AutoGas fueling stations; and optimization of its supply portfolio to generate incremental margin opportunities. Our propane operations and AutoGas segment install and support propane vehicle conversion systems for vehicle fleets, including converting fleets to bi-fuel propane-powered engines and providing on-site fueling infrastructure.

These operations generated $4.9 million and $68,000 in incremental margin for the year and quarter ended December 31, 2018, respectively, compared to the same periods in 2017. For the year ended December 31, 2018, $2.2 million of the margin increase reflected the impact of colder temperatures. The balance of the gross margin increase for the year reflected the impact of the growth strategies discussed above, including generating approximately a four percent increase in customers. Supply management initiatives have also increased retail propane margins from many customer classes and margin from wholesale propane sales.

PESCO
PESCO's gross margin for the year and quarter ended December 31, 2018 increased by $4.4 million and $5.6 million, respectively, compared to the same periods in 2017. The following table summarizes the changes in PESCO’S year-over-year margin for the year and quarter ended December 31, 2018:

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For the periods ended December 31,	2018	Q4 2018
(in thousands)
Net impact of PESCO's MTM activity	$10,423	$5,216
Net impact of extraordinary costs associated with the 2018 Bomb Cyclone for the Mid-Atlantic wholesale portfolio (1)	(3,284)	—
Loss for the Mid-Atlantic retail portfolio caused by pipeline capacity constraints in January and warm weather in February 2018 (1)	(2,261)	—
Other margin for PESCO operations (net)	(489)	409
Total Change in Gross Margin for PESCO in 2018	$4,389	5,625
(1) The 2018 Bomb Cyclone refers to the high-intensity winter storms in early January 2018 that impacted the Mid-Atlantic region and which had a residual impact on the Company's businesses through the month of February.   The exceedingly high demand and associated impacts on pipeline capacity and gas supply in the Mid-Atlantic region created significant, unusual costs for PESCO. While such concerted impacts will recur infrequently, the Company's management revisited and refined its risk management strategies and implemented additional controls.
For the year ended December 31, 2018, PESCO reported an operating loss of $1.4 million, compared to an operating loss of $3.1 million during the prior year period. The year-over-year improvement in operating loss reflects primarily increased gross margin of $4.4 million, for the reasons discussed in the table above, which was offset by an increase of $2.7 million in other operating expenses as a result of increased staffing, infrastructure and risk management system costs to ensure the appropriate infrastructure is in place as PESCO executes its growth strategy.

PESCO generated an operating loss of $200,000 for the quarter ended December 31, 2018, compared to a loss of $5.3 million during the prior year period. The improvement in quarter-over-quarter results reflects the absence of the MTM loss recorded in the fourth quarter of 2017.
Xeron
Xeron's operations were wound down during the second quarter of 2017. 2018 operating income improved by $718,000 over 2017, due to the absence of an operating loss and wind-down expenses incurred in 2017.

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Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Statements of Income (Unaudited) For the Periods Ended December 31, 2018 and 2017 (in thousands, except shares and per share data)

	Year Ended		Fourth Quarter
	2018	2017	2018	2017
Operating Revenues
Regulated Energy	$345,281	$326,310	$92,614	$87,957
Unregulated Energy	420,617	324,595	122,862	104,133
Other businesses and eliminations	(48,409)	(33,322)	(14,286)	(11,687)
Total Operating Revenues	717,489	617,583	201,190	180,403
Operating Expenses
Regulated energy cost of sales	121,828	118,769	32,085	31,563
Unregulated energy and other cost of sales	288,913	219,145	84,034	73,819
Operations	138,441	125,994	36,637	34,218
Maintenance	14,387	12,701	3,968	3,331
Gain from a settlement	(130)	(130)	—	—
Depreciation and amortization	40,802	36,599	10,627	9,331
Other taxes	18,628	17,085	4,909	4,513
Total operating expenses	622,869	530,163	172,260	156,775
Operating Income	94,620	87,420	28,930	23,628
Other expense, net	(615)	(2,342)	(410)	(486)
Interest charges	16,431	12,645	4,456	3,513
Income Before Income Taxes	77,574	72,433	24,064	19,629
Income taxes	20,994	14,309	6,263	(6,472)
Net Income	$56,580	$58,124	$17,801	$26,101

Weighted Average Common Shares Outstanding:
Basic	16,369,616	16,336,789	16,378,545	16,344,442
Diluted	16,419,870	16,383,352	16,430,594	16,397,332

Earnings Per Share of Common Stock:
Basic	$3.46	$3.56	$1.09	$1.60
Diluted	$3.45	$3.55	$1.08	$1.59

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21-21-21-21

Chesapeake Utilities Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited)

	As of December 31,
Assets	2018	2017
(in thousands, except shares and per share data)
Property, Plant and Equipment
Regulated energy	$1,297,416	$1,073,736
Unregulated energy	237,682	210,682
Other	34,585	27,699
Total property, plant and equipment	1,569,683	1,312,117
Less: Accumulated depreciation and amortization	(294,295)	(270,599)
Plus: Construction work in progress	108,584	84,509
Net property, plant and equipment	1,383,972	1,126,027
Current Assets
Cash and cash equivalents	6,089	5,614
Accounts receivable (less allowance for uncollectible accounts of $1,108 and $936, respectively)	85,404	77,223
Accrued revenue	27,499	22,279
Propane inventory, at average cost	9,791	8,324
Other inventory, at average cost	7,127	12,022
Regulatory assets	4,796	10,930
Storage gas prepayments	6,603	5,250
Income taxes receivable	15,300	14,778
Prepaid expenses	10,079	13,621
Derivative assets, at fair value	13,165	1,286
Other current assets	5,684	7,260
Total current assets	191,537	178,587
Deferred Charges and Other Assets
Goodwill	25,837	19,604
Other intangible assets, net	6,207	4,686
Investments, at fair value	6,711	6,756
Regulatory assets	72,422	75,575
Receivables and other deferred charges	6,985	3,699
Total deferred charges and other assets	118,162	110,320
Total Assets	$1,693,671	$1,414,934

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Chesapeake Utilities Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited)

	As of December 31,
Capitalization and Liabilities	2018	2017
(in thousands, except shares and per share data)
Capitalization

Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	7,971	7,955
Additional paid-in capital	255,651	253,470
Retained earnings	261,530	229,141
Accumulated other comprehensive loss	(6,713)	(4,272)
Deferred compensation obligation	3,854	3,395
Treasury stock	(3,854)	(3,395)
Total stockholders' equity	518,439	486,294
Long-term debt, net of current maturities	316,020	197,395
Total capitalization	834,459	683,689
Current Liabilities
Current portion of long-term debt	11,935	9,421
Short-term borrowing	294,458	250,969
Accounts payable	129,804	74,688
Customer deposits and refunds	34,155	34,751
Accrued interest	2,317	1,742
Dividends payable	6,060	5,312
Accrued compensation	13,923	13,112
Regulatory liabilities	7,883	6,485
Derivative liabilities, at fair value	14,871	6,247
Other accrued liabilities	12,828	10,273
Total current liabilities	528,234	413,000
Deferred Credits and Other Liabilities
Deferred income taxes	156,820	135,850
Regulatory liabilities	135,039	140,978
Environmental liabilities	7,638	8,263
Other pension and benefit costs	28,513	29,699
Deferred investment tax credits and Other liabilities	2,968	3,455
Total deferred credits and other liabilities	330,978	318,245
Total Capitalization and Liabilities	$1,693,671	$1,414,934

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23-23-23-23

Chesapeake Utilities Corporation and Subsidiaries Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended December 31, 2018				For the Three Months Ended December 31, 2017
	Delmarva NG Distribution	Chesapeake Utilities' Florida NG Division	FPU NG Distribution	FPU Electric Distribution	Delmarva NG Distribution	Chesapeake Utilities' Florida NG Division	FPU NG Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$15,647	$1,313	$5,846	$9,450	$14,854	$1,435	$8,157	$10,166
Commercial	8,260	1,566	6,491	8,711	7,860	1,493	7,170	9,951
Industrial	2,274	3,117	5,995	411	2,236	1,676	5,921	1,609
Other (1)	5,426	883	3,901	298	5,090	1,039	(444)	(1,640)
Total Operating Revenues	$31,607	$6,879	$22,233	$18,870	$30,040	$5,643	$20,804	$20,086

Volumes (in Dts for natural gas and KWHs for electric)
Residential	962,407	90,091	327,226	65,844	792,602	86,682	327,815	66,998
Commercial	947,924	1,192,733	417,254	69,464	829,713	1,165,579	436,272	74,689
Industrial	1,518,671	6,577,922	1,220,219	3,350	1,375,672	3,042,088	1,171,381	15,130
Other	23,313	—	919,192	1,686	29,142	—	593,768	1,885
Total	3,452,315	7,860,746	2,883,891	140,344	3,027,129	4,294,349	2,529,236	158,702

Average Customers
Residential	72,219	16,703	56,181	24,573	69,532	15,967	54,704	24,648
Commercial	6,992	1,550	3,893	7,508	6,848	1,435	3,962	7,468
Industrial	162	17	2,380	2	155	80	2,186	2
Other	4	—	12		3	—	10
Total	79,377	18,270	62,466	32,083	76,538	17,482	60,862	32,118

	For the Year Ended December 31, 2018				For the Year Ended December 31, 2017
	Delmarva NG Distribution	Chesapeake Utilities' Florida NG Division	FPU NG Distribution	FPU Electric Distribution	Delmarva NG Distribution	Chesapeake Utilities' Florida NG Division	FPU NG Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$70,466	$5,086	$30,334	$44,788	$57,365	$5,600	$33,103	$44,082
Commercial	36,916	6,236	26,993	39,442	31,585	5,756	30,283	41,141
Industrial	8,289	10,911	22,296	1,543	7,619	6,535	21,647	3,561
Other (1)	928	3,108	1,494	(5,970)	3,504	3,858	(5,353)	(5,918)
Total Operating Revenues	$116,599	$25,341	$81,117	$79,803	$100,073	$21,749	$79,680	$82,866

Volumes (in Dts for natural gas and KWHs for electric)
Residential	4,142,567	369,067	1,393,785	307,269	3,368,603	340,570	1,350,413	291,510
Commercial	3,792,220	4,719,725	1,722,081	302,687	3,274,975	5,156,823	1,863,147	304,235
Industrial	5,549,387	19,858,336	4,900,998	15,160	5,125,633	11,561,309	4,543,775	27,380
Other	80,254	—	2,338,815	7,402	95,415	—	1,875,761	7,511
Total	13,564,428	24,947,128	10,355,679	632,518	11,864,626	17,058,702	9,633,096	630,636

Average Customers
Residential	71,322	16,450	55,701	24,686	68,699	15,796	54,410	24,574
Commercial	6,979	1,519	3,915	7,497	6,845	1,421	4,054	7,450
Industrial	157	16	2,312	2	147	79	2,078	2
Other	5	—	11	—	5	—	10
Total	78,463	17,985	61,939	32,185	75,696	17,296	60,552	32,026

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.